Exhibit 99.2

NASDAQ: SFNC 3 rd Quarter 2020 Investor Presentation

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements by Simmons First National Corporation (the “Company”, which where appropriate includes the Company’s wholly - owned banking subsidiary, Simmons Bank) contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," "estimate," "expect," "foresee," "may," "might," "will," "would," "could,“ “likely” or "intend," future or conditional verb tenses, and variations or negatives of such terms . These forward - looking statements include, without limitation, those relating to the Company’s future growth ; revenue ; expenses (including interest expense and non - interest expenses) ; assets ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; non - interest revenue ; market conditions related to and impact of the Company's common stock repurchase program ; adequacy of the allowance for loan losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity ; loan loss experience ; liquidity ; capital resources ; market risk ; the expected benefits, milestones, or costs associated with the Company’s acquisition strategy and Next Generation Bank Program ; the Company’s ability to recruit and retain key employees ; the ability of the Company to manage the impact of the COVID - 19 pandemic ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; fees associated with the Paycheck Protection Program ; plans for investments in securities ; statements under the caption “Management’s Outlook” on slides 22 and 23 ; the charges and savings associated with completed and future branch closures ; expectations and projections regarding the Company’s COVID - 19 loan modification program ; and projected dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in such forward - looking statements, due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; the effect of steps the Company takes in response to the COVID - 19 pandemic ; the severity and duration of the pandemic, including whether there is a widespread resurgence in COVID - 19 infections combined with the seasonal flu ; the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein ; the effects of the pandemic on, among other things, the Company’s operations, liquidity, and credit quality ; general market and economic conditions ; unemployment ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation (including litigation arising from the Company’s participation in and administration of programs related to the COVID - 19 pandemic (including PPP loan program authorized by the CARES Act)) ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully implement its acquisition strategy ; changes in interest rates, deposit flows, real estate values, and capital markets ; inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program and completed and future branch closures ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2019 , and its Form 10 - Q for the quarter ended June 30 , 2020 . Any forward - looking statement speaks only as of the date of this Report, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this Report . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This document contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP) . The Company's management uses these non - GAAP financial measures in their analysis of the company's performance . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from income available to common shareholders certain expenses related to significant non - core activities, such as merger - related expenses, expenses related to the Company’s early retirement program, gain on sale of branches, and net branch right - sizing expenses . In addition, the Company also presents certain figures based on tangible common stockholders’ equity and tangible book value, which exclude goodwill and other intangible assets . The Company further presents certain figures that are exclusive of PPP loans . The Company’s management believes that these non - GAAP financial measure are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalizing for tax effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

LOAN PORTFOLIO AND ASSET QUALITY 3

Loans – Including PPP Loans $ in millions Balance $ % of Total Loans Classified $ Non - performing $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio Consumer - Credit Card 173 1% - - 4.8% - Consumer - Other 191 1% 2 1 3.6% 19 Real Estate - Construction 1,853 13% 5 4 2.0% 823 Real Estate - Commercial 6,133 44% 188 81 2.2% 277 Real Estate - Single - family 1,997 14% 39 33 0.8% 231 Commercial 2,908 21% 88 50 1.6% 930 Agriculture 242 2% 1 1 0.4% 66 Other 521 4% 17 - 0.3% 2 Total Loan Portfolio 14,017 100% 340 170 1.8% 2,348 1.0% Select Loan Categories Retail 1,354 10% 35 2 3.6% 105 Nursing / Extended Care 442 3% - - 1.1% 85 Healthcare 638 5% 14 3 1.3% 98 Multifamily 810 6% 41 19 1.1% 105 Hotel 1,016 7% 51 33 4.1% 46 Restaurant 527 4% 4 3 3.6% 14 Energy Loans Upstream 219 2% 28 9 8.2% 51 Midstream 42 0% 17 17 24.0% 5 Services 12 0% 1 - 0.9% 1 Total Energy 273 2% 46 27 18.3% 57 4 as of September 30, 2020

Loans – Excluding PPP Loans $ in millions Balance $ % of Total Loans Classified $ Non - performing $ ACL % Unfunded Commitment $ Unfunded Commitment Reserve Total Loan Portfolio (1) Consumer - Credit Card 173 1% - - 4.8% - Consumer - Other 191 1% 2 1 3.6% 19 Real Estate - Construction 1,853 14% 5 4 2.0% 823 Real Estate - Commercial 6,133 47% 188 81 2.2% 277 Real Estate - Single - family 1,997 15% 39 33 0.8% 231 Commercial 1,937 15% 88 50 2.3% 930 Agriculture 242 2% 1 1 0.4% 66 Other 521 4% 17 - 0.4% 2 Total Loan Portfolio 13,047 100% 340 170 1.9% 2,348 1.0% Select Loan Categories Retail 1,319 10% 35 2 3.6% 105 Nursing / Extended Care 424 3% - - 1.1% 85 Healthcare 513 4% 14 3 1.6% 98 Multifamily 808 6% 41 19 1.1% 105 Hotel 994 8% 51 33 4.1% 46 Restaurant 415 3% 4 3 3.8% 14 Energy Loans Upstream 205 2% 28 9 8.3% 51 Midstream 42 0% 17 17 24.3% 5 Services 9 0% 1 - 1.2% 1 Total Energy 256 2% 46 27 19.5% 57 5 as of September 30, 2020 (1) All PPP loans were categorized as commercial.

COVID-19 Loan Modifications Update

as of October 13, 2020

By Internal COVID-19 Status Category	# of Loans	Loan Balance *($ in millions)*	% of Total Loan Portfolio
Internal Status Category 1 – 3 *Expect to revert to prior repayment terms in less than 30 days*	424	$431	3.1%
Internal Status Category 1 – 3 *Expect to revert to prior repayment terms in more than 30 days*	93	$165	1.2%
Internal Status Category 4	105	$337	2.4%
Internal Status Category 5	71	$195	1.4%
Internal Status Category 6	44	$17	0.1%
Internal Status Category 7	8	$2	0.0%

Internal COVID-19 Status Category of 4 through 7

By Loan Type	# of Loans	Loan Balance *($ in millions)*	% of Loan Balance	% of Total Loan Portfolio
Hotels	47	$320	58.1%	2.3%
Restaurants – Real Estate	13	7	1.3%	0.1%
Restaurants – Non-Real Estate	7	2	0.4%	0.0%
Retail	16	16	2.9%	0.1%
Nursing/Extended Care	3	43	7.8%	0.3%
Multifamily	5	62	11.3%	0.4%
All Other	137	101	18.3%	0.7%
Total	**228**	**$551**	**100.0%**	**3.9%**

Management and loan officers' focus

Internal COVID-19 Status Categories (1)

Categories 1 – 3: Borrower still in modification, but expect to revert to prior repayment terms at the end of the modification period.

Category 4: Borrower still in modification, and expected to need an additional modification. Projections show return to original terms, but not at end of 6 months. Guarantors and Collateral fully support the credit.

Category 5: Financial projections do not support return to regular payments OR collateral deterioration is likely, which would not fully support the credit. Guarantors are engaged and cooperative.

Category 6: Financial projections do not support return to regular payments AND collateral deterioration is likely, which would not fully support the credit. Guarantors are engaged and cooperative.

Category 7: Financial projections do not support return to regular payments OR collateral deterioration is likely, which would not fully support the credit. Guarantors lack capacity and are unwilling / unable to develop new operating strategy.

(1) Internal COVID-19 Loan Status Categories are internal status categories that the Company uses in connection with its COVID-19 loan modification program. These categories were developed for the Company's internal purposes only, are not required by any law or regulation that applies to the Company, and are not a substitute or replacement for loan risk ratings used by the Company under generally accepted accounting principles. The Company's internal status categories for its COVID-19 loan modification program may not be comparable to similar status codes or classifications used by other companies. The Company undertakes no obligation to disclose information about the Company's internal COVID-19 status categories as of any future date or for any future period and undertakes no obligation to disclose any future changes to the internal status categories that the Company may use in connection with its COVID-19 loan modification program.

6

Principal Reductions: ▪ Q1 - 20 $78 million ▪ Q2 - 20 $83 million ▪ Q3 - 20 $42 million ▪ Anticipated for the balance of 2020: ▪ Q4 $99 million Outstanding Balance as of September 30, 2020 Energy Lending Update – Excluding PPP Loans (1) (1) Excludes $17 million of PPP loans to energy customers, as these loans are 100% government guaranteed under the SBA PPP Progra m. 7 80.1% 16.4% 3.5% Upstream Midstream Services By Industry Sector 19.2% 10.6% 9.1% 8.6% 7.4% 6.9% 11.6% 26.5% Bakken, North Dakota SCOOP, Oklahoma STACK, NW OK SCOOP/STACK/UTICA/M ARCELLUS Powder River, Wyoming DJ Basin, Colorado Eagle Ford & E. Texas All others $256 million or 2.0% of Total Loan Portfolio By Upstream & Midstream by Play/Field [mix of oil & gas] Energy Shared National Credits: ▪ $44 million or 17% of outstanding energy loan balances ▪ $35 million unfunded commitments

Loan Balance Loan Balance ($ in millions) # of Loans Interest Rate SBA Fee Estimated SBA Fee $ $50,000 or less $ 94 10% 5,216 63% 1.00% 5.00% $ 4.7 Over $50,000 to $350,000 304 31% 2,441 30% 1.00% 5.00% 15.3 Over $350,000 to Less than $2 million 358 37% 481 6% 1.00% 3.00% 10.7 $2 to $10 Million 213 22% 61 1% 1.00% 1.00% 2.1 Total $ 970 100% 8,199 100% 1.00% 1.00% $ 32.8 Simmons’ PPP Loan Portfolio as of September 30, 2020 PPP Loans 8 Simmons’ PPP Loan Portfolio ▪ PPP Loans are assigned a risk weighting of zero percent ▪ Average loan amount $118,000 ▪ Smallest loan amount $195 ▪ Loan yield 2.37% for third quarter 2020 (includes amortization of SBA fee income net of expenses) as of September 30, 2020

ASSET QUALTY TRENDS Credit Quality $ in millions Source: S&P Global Market Intelligence for the metrics for 2013 - 2019 (which metrics are as of December 31 of the relevant year) (1) ALLL for 2013 – 2019 and ACL 9/30/20 Non - performing Loans / Loans 3.33% 2.50% 1.44% 1.68% 0.81% 0.67% 0.65% 1.20% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 2013 2014 2015 2016 2017 2018 2019 09/30/20 ACL/ALLL (1) / Loans 1.14% 1.05% 0.63% 0.66% 0.39% 0.48% 0.46% 1.77% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% 2013 2014 2015 2016 2017 2018 2019 09/30/20 as of 9/30/20 SFNC NPL / Loans 1.20% NPA / Assets 0.85% Past Due 30+ Days / Loans 0.13% Net Charge - offs / Loans (QTD) 0.14% Credit Card Portfolio Net Charge - off Ratio (QTD) 1.26% ACL / Loans 1.77% Non - performing Assets / Assets 3.78% 2.71% 1.54% 1.45% 0.83% 0.64% 0.55% 0.85% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 2013 2014 2015 2016 2017 2018 2019 09/30/20 9

Allowance for Credit Losses (ACL)

$ in millions

Allowance for Loan Losses and Loan Coverage

	ALLL or ACL	Loan Discount	Total Loan Coverage
ALLL as of 12/31/19	**$ 68.2**	**$ 87.3**	**$ 155.5**
CECL Day 1 Adoption Impact	151.4	(87.3)	64.1
ACL as of 01/01/20	**$ 219.6**	**$ 0**	**$ 219.6**
Q1-20 Provision, net of charge-offs	23.6		23.6
ACL as of 03/31/20	**$ 243.2**	**$ 0**	**$ 243.2**
Q2-20 Provision	26.7		26.7
Q2-20 Net charge-offs	(38.2)		(38.2)
ACL as of 06/30/20	**$ 231.6**	**$ 0**	**$ 231.6**
Q3-20 Provision	22.3		22.3
Q3-20 Net charge-offs	(5.7)		(5.7)
ACL as of 09/30/20	**$ 248.3**	**$ 0**	**$ 248.3**

12/31/19	ALLL / Loans	0.47%	
01/01/20	ACL / Loans	1.52%	
03/31/20	ACL / Loans	1.69%	
06/30/20	ACL / Loans	1.59%	(1.70% excluding PPP Loans[(1)])
09/30/20	ACL / Loans	1.77%	(1.90% excluding PPP Loans[(1)])

Reserve for Unfunded Commitments

	as of 03/31/20	as of 06/30/20	as of 09/30/20
Unfunded Commitments	$2,765	$2,616	$2.344
Reserve	$29.4	$24.4	$24.4
Reserve / Unfunded Balance	1.1%	0.9%	1.0%

CECL Adoption (Day 1 adjustment)	01/01/20
ACL Loans	$ 146.1
PCD Loan discount reclassed to ACL	5.4
ACL Securities	0.7
Unfunded commitment reserve	24.0
Total CECL Day 1 adjustment	**$ 176.2**
Retrospective equity adjustment	**$ 128.1**

Loan Discount not associated with loan coverage *(Deferred Revenue)*	
12/31/19	$ 0
01/01/20, CECL adoption	81.8
03/31/20	69.2
06/30/20	58.2
09/30/20	$ 49.1

2020 Scheduled Loan Discount Accretion:

Q1 [Actual]	*$ 11.8*
Q2 [Actual]	*11.7*
Q3 [Actual]	*8.9*
Q4 [Estimated]	*$ 3.4*

ACL Methodology as of 9/30/20:

- Quantitative allocation: **0.91%**
  Moody's scenarios with management's weighting was:
  S1 (16%) / Baseline (66%) / S2 (18%)
- Qualitative allocation: **0.86%**
- Total ACL / Loans: **1.77%**

CECL = Current Expected Credit Losses methodology for estimating ACL
ACL = Allowance for Credit Losses on Loans
PCD = Purchased Credit-Deteriorated Financial Assets
(1) Figures excluding PPP loans are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

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Credit Quality – Acquired Loans

$ in millions

Loans underwritten by acquired banks

Acquired Bank	Year Acquired	Loans Balance Acquired	"Day 1" Loan Fair Value Discount $	"Day 1" Loan Fair Value Discount %	Gross Charge-offs amount since acquired (1) (2)	Gross Charge-offs % since acquired (1)	Accretion Income since Acquired (1)
Metropolitan	2013	$494	($37)	7.6%	$10	2.0%	$37
Delta Trust	2014	327	(15)	4.6%	7	2.0%	15
First State/Liberty Bank	2015	1,954	(37)	1.9%	28	1.4%	34
Citizens Bank	2016	350	(10)	2.7%	3	0.9%	9
First South Bank	2017	258	(6)	2.3%	1	0.4%	6
Bank SNB	2017	2,040	(43)	2.1%	35	1.7%	38
Southwest Bank	2017	2,246	(38)	1.7%	24	1.1%	30
Reliance Bank	2019	1,139	(42)	3.7%	1	0.1%	29
Landmark Bank	2019	2,049	(43)	2.1%	4	0.2%	25
Totals		**$10,857**	**($271)**	**2.5%**	**$113**	**1.0%**	**$223**

Acquired Loans

"Day 1" Loan Discount as a % Loans acquired:
2.5%

Charge-off % since acquisition:
1.0%

Gross Charge-offs from 1/1/13 through 9/30/20

	Gross Charge-offs	
Acquired Loans	$113	48%
Previously Acquired Failed Banks	17	7%
Credit Card Portfolio	29	12%
"Simmons Legacy" originated loans	75	32%
Totals	**$234**	**100%**

Average Quarterly Credit Card Portfolio charge-off ratio (3):
1.5%

Average Quarterly "Simmons Legacy" Charge-off Ratio (4):
0.23%

(1) As of 9/30/20
(2) Gross charge-offs do not include recoveries
(3) Average quarterly Credit Card charge-off ratio for the period 1/1/13 through 9/30/20
(4) Average quarterly "Simmons Legacy" charge-off ratio excludes acquired loans and credit cards for the period 1/1/13 through 12/31/19 (pre-CECL implementation)

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CAPITAL, DEPOSITS, LIQUDITY AND INVESTMENTS 12

Capital

Capital Ratios

$ in millions	Total Common Equity	Common Equity to Assets	Tangible Common Equity [(1)]	Tangible Common Equity to Tangible Assets [(1)]
As of 12/31/19	$ 2,988	14.06%	$ 1,805	8.99%
As of 01/01/20, with CECL Day 1 adjustment	2,861	13.46%	1,678	8.36%
As of 03/31/20	2,845	13.65%	1,658	8.44%
As of 06/30/20	2,905	13.26%	1,721	8.31%
As of 09/30/20	$ 2,941	13.72%	$ 1,752	8.65%

Regulatory Capital Ratios

$ in millions	Tier 1 Capital	Tier 2 Capital	Common Equity Tier 1 (CET1)	Tier 1 Leverage	Tier 1 Risk-based Capital	Total Risk-based Capital
As of 12/31/19	$ 1,808	$ 2,273	10.92%	9.59%	10.92%	13.73%
As of 01/01/20, with CECL Day 1 adjustment	1,813	2,273	10.92%	9.59%	10.92%	13.73%
As of 03/31/20	1,778	2,262	11.10%	8.96%	11.10%	14.13%
As of 06/30/20	1,820	2,287	11.85%	8.78%	11.85%	14.89%
As of 09/30/20	$ 1,868	$ 2,348	12.55%	9.05%	12.56%	15.78%
Regulatory "Well Capitalized"			*6.50%*	*5.00%*	*8.00%*	*10.00%*

Loan Concentration

As of 09/30/20	% of Total Capital
C&D	79%
CRE	263%

Regulatory Capital Comments:

- The Company elected the 5 year phase-in of the CECL Day 1 impact to Regulatory Capital
- PPP loans are assigned a risk weight of zero percent

(1) Tangible common equity (which excludes goodwill and other intangible assets), as well as figures based on tangible common equity, are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

13

15.1% 11.4% 13.4% 13.7% 15.8% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 16.0% 17.0% 2016 2017 2018 2019 FY20 YTD 14.5% 9.8% 10.2% 10.9% 12.6% 3.0% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 2016 2017 2018 2019 FY20 YTD 13.5% 9.8% 10.2% 10.9% 12.6% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 2016 2017 2018 2019 FY20 YTD 11.0% 9.2% 8.8% 9.6% 9.1%     4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 2016 2017 2018 2019 FY20 YTD (1) As of December 31, except for FY20 Q3, which is as of quarter end. 14 Regulatory Capital Ratios TIER 1 LEVERAGE RATIO (1) TOTAL RISK - BASED CAPITAL RATIO (1) TIER 1 RISK - BASED CAPITAL RATIO (1) CET1 CAPITAL RATIO (1) Well Cap. 5.0% Well Cap. 8.0%

(1) As of December 31, except for FY20 Q3, which is as of quarter end. (2) Figures based on tangible book value (which excludes goodwill and other intangible assets) are non - GAAP measurements. See Append ix for non - GAAP reconciliations. 15 Book Value & Tangible Book Value BOOK VALUE ($ IN MILLIONS) (1) TANGIBLE BOOK VALUE PER SHARE (1)(2) BOOK VALUE PER SHARE (1) TANGIBLE BOOK VALUE ($ IN MILLIONS) (1)(2) $1,151 $2,085 $2,246 $2,988 $2,941 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 $3,000 2016 2017 2018 2019 FY20 YTD $750 $1,136 $1,309 $1,805 $1,752 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2016 2017 2018 2019 FY20 YTD $18.40 $22.65 $24.33 $26.30 $26.98 $10.00 $12.00 $14.00 $16.00 $18.00 $20.00 $22.00 $24.00 $26.00 $28.00 2016 2017 2018 2019 FY20 YTD $11.98 $12.34 $14.18 $15.89 $16.07 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 $16.00 $17.00 2016 2017 2018 2019 FY20 YTD

▪ Interest Rates – In March, the Fed reduced the Fed Funds target rate by 150 basis points. ▪ Interest Bearing Transaction Deposits – Rates were lowered during the latter part of the first quarter. ▪ Time Deposits – Rates were lowered during the latter part of the first quarter. Based on maturities, we expect there will be a continued lag in the impact to interest expense. $ in millions Interest Bearing Deposit Repricing Deposit Composition Deposits (1) Source: S&P Global Market Intelligence Q407 Q408 Q409 Q410 Q411 Q412 Int . Bearing Dep . 3.45% 2.26% 1.24% 0.83% 0.63% 0.42% Cost of Deposits 2.98% 1.96% 1.07% 0.71% 0.50% 0.34% SFNC Cost of Deposits during the “Great Recession” (1) as of 3/31/20 as of 6/30/20 as of 9/30/20 Change from 12/31/19 Balance % Rate Balance % Rate Balance % Rate Balance Rate Non - interest bearing $ 3,572 23% 0.00% $ 4,608 28% 0.00% $ 4,451 28% 0.00% $ 710 0.00% Interest bearing transaction & savings 8,841 57% 0.80% 8,978 54% 0.32% 8,994 55% 0.30% (97) (0.66%) Time deposits 3,147 20% 1.70% 3,030 18% 1.42% 2,802 17% 1.25% (475) (0.64%) Total Deposits $ 15,560 100% 0.80% $ 16,616 100% 0.44% $ 16,247 100% 0.39% $ 138 (0.55%) 16

▪ Over $2.5 billion in Cash and Cash Equivalents as of 9/30/20 – Intentionally increased cash position in Q1 – In Q1, sold investment securities when the 10YR TSY was near historic lows – Increase in deposits ▪ Over $5 billion available in secondary borrowing sources of liquidity as of quarter end ▪ Substantial access to brokered deposits ▪ Loan/Deposit Ratio of 86% as of 9/30/20 (80% excluding PPP loans) Liquidity and Investment Securities Liquidity $491 $655 $530 $997 $1,737 $2,545 $2,522 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q119 Q219 Q319 Q419 Q120 Q220 Q320 Cash and Cash Equivalents (In millions) 98% 97% 97% 90% 92% 88% 86% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% Q119 Q219 Q319 Q419 Q120 Q220 Q320 Loans / Deposits ▪ In Q1, sold ~$1 billion of investment securities to – De - risk the balance sheet – Create liquidity – Recognize gains of over $30 million – Increase capital ▪ In Q3, sold ~$500 million of investment securities – Projected calls for the next 12 - 18 months and realized gains – Took advantage of large gains – Recognized gains of over $22 million ▪ Q3 investment security yield was 2.60% ▪ Expect to re - invest approximately $500 million in the investment securities portfolio by year - end Investment Securities Plan 17

3 rd Quarter 2020 Earnings Highlights 18

Financial Highlights

QUARTERLY RESULTS *$ IN MILLIONS, EXCEPT PER SHARE DATA*	Q2 2020 EARNINGS	Q3 2020 EARNINGS	CHANGE $	 %	Q2 2020 DILUTED EPS	Q3 2020 DILUTED EPS	CHANGE $	 %
GAAP Results	$ 58.79	$ 65.89	$ 7.10	12.1%	$ 0.54	$ 0.60	$ 0.06	11.1%
Non-Core Items	1.36	2.45	1.10	80.6%	0.01	0.03	0.02	200.0%
Non-GAAP Core Results	$ 60.15	$ 68.34	$ 8.19	13.6%	$ 0.55	$ 0.63	$ 0.08	14.5%
ROA	1.08%	1.20%						
Core ROA	1.11%	1.25%						
ROACE	8.21%	8.91%						
Core ROACE	8.40%	9.24%						
ROTCE	14.55%	15.45%						
Core ROTCE	14.87%	16.00%						
Efficiency Ratio[(1)]	51.46%	54.12%						
NIM	3.42%	3.21%						
Core NIM	3.18%	3.02%						

YTD RESULTS (as of September 30) *$ IN MILLIONS, EXCEPT PER SHARE DATA*	2019 EARNINGS	2020 EARNINGS	CHANGE $	 %	2019 DILUTED EPS	2020 DILUTED EPS	CHANGE $	 %
GAAP Results	$ 185.12	$ 201.90	$ 16.78	9.1%	$ 1.94	$ 1.83	$ (0.11)	(5.7%)
Non-Core Items	13.37	0.43	(12.95)	(96.8%)	0.14	-	(0.14)	(100.0%)
Non-GAAP Core Results	$ 198.49	$ 202.32	$ 3.83	1.9%	$ 2.08	$ 1.83	$ (0.25)	(12.0%)
ROA	1.44%	1.25%						
Core ROA	1.55%	1.26%						
ROACE	10.65%	9.27%						
Core ROACE	11.42%	9.29%						
ROTCE	19.27%	16.19%						
Core ROTCE	20.62%	16.22%						
Efficiency Ratio[(1)]	49.49%	54.46%						
NIM	3.88%	3.43%						
Core NIM	3.64%	3.20%						

Note: Core figures (excluding Core NIM) exclude non-core income and expense items (e.g., early retirement program costs, gain on sale of banking operations, merger related costs and branch right-sizing costs). Core NIM excludes purchase accounting interest accretion. Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

(1) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

19

2020 Financial Highlights

As of and for the quarter ended September 30, 2020

SELECTED HIGHLIGHTS[1][2]

- Total Assets were $21.4 billion, Loans were $14.0 billion and Deposits were $16.2 billion
- ROAA of 1.20% and Core ROAA of 1.25%
- Efficiency Ratio of 54.12%
- ROACE of 8.91% and Core ROACE of 9.24%
- ROTCE of 15.45% and Core ROTCE of 16.00%
- NIM of 3.21% and Core NIM of 3.02%
- Diluted EPS of $0.60 and Core Diluted EPS of $0.63

- Construction & Development concentration was 79%
- CRE concentration was 263%, down from a high of 333% at the end of the second quarter of 2019

- Equity to asset ratio of 13.7% and tangible common equity to tangible asset ratio of 8.7%
- Book value per share of $26.98, an increase of 2.4% compared to the same date in 2019
- Tangible book value per share of $16.07, an increase of 2.2% compared to the same date in 2019
- Since October 17, 2019, the Company has repurchased approximately 5.3 million shares at a weighted average price of $19.47

NON-CORE ITEMS

- Merger-related, early retirement program and branch right-sizing costs of $3.3 million pre-tax and $2.5 million after-tax

(1) Core figures (excluding Core NIM) exclude non-core income and expense items (e.g., early retirement program costs, gain on sale of branches, merger related costs and branch right-sizing costs). Core NIM excludes purchase accounting interest accretion. Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non-GAAP measurements. See Appendix for non-GAAP reconciliations.

(2) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

20

HISTORICAL LOAN DISCOUNT BALANCE & ACCRETION INCOME (1) Fully tax equivalent using an effective tax rate of 26.135%. (2) Core loan yield and core net interest margin exclude accretion and are non - GAAP measurements. See Appendix for non - GAAP reconcil iations. 21 Net Interest Income 2020 SCHEDULED ACCRETION Q1 (Actual) Q2 (Actual) Q4 (Estimated) Q3 (Actual) FY20 (Estimated) $8.9 $11.8 $3.4 $11.7 $35.9 $ in millions $112.0 $114.1 $77.2 $55.7 $35.5 $89.3 $49.3 $87.3 $70.0 $58.2 $49.1 $17.3 $39.6 $37.5 $46.1 $24.3 $27.8 $35.3 $41.2 $11.8 $11.7 $8.9 $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2012 2013 2014 2015 2016 2017 2018 2019 FY20 Q1 FY20 Q2 FY20 Q3 Loan Discount Balance Accretion Income 2019 2020 Q3 Q4 Q1 Q2 Q3 Loan Yield (1) 5.47% 5.43% 5.19% 4.84% 4.54% Core Loan Yield (1)(2) 5.19% 5.00% 4.86% 4.52% 4.29% Security Yield (1) 2.87% 2.73% 2.63% 2.50% 2.60% Cost of Interest Bearing Deposits 1.40% 1.22% 1.03% 0.59% 0.54% Cost of Deposits 1.09% 0.94% 0.80% 0.44% 0.39% Cost of Borrowed Funds 2.52% 2.30% 2.06% 1.84% 1.85% Net Interest Margin (1) 3.82% 3.78% 3.68% 3.42% 3.21% Core Net Interest Margin (1)(2) 3.59% 3.44% 3.42% 3.18% 3.02% Fed Funds Target Rate 2.00% 1.75% 0.25% 0.25% 0.25%

Revenue

Category	Q2-20 Linked Quarter Change	Q3-20 Linked Quarter Change	Management's Outlook
Interest Income	Down $17.6 million or 8.4% *(Decrease was driven by the Q2 Fed rate cut, excess liquidity, and lower security portfolio balance)*	Down $11.9 million *(Decrease was driven by the Q2 Fed rate cut, excess liquidity, lower security portfolio balance and lower loan portfolio balance)*	Expect continued negative pressure from: - Lower yields on investment securities and interest bearing cash accounts - Loan growth tempered - Timing of PPP Loan repayment Expect to reinvest up to $500 million in the security portfolio in Q4-20.
Interest Expense	Down $13.8 million or 33.0%	Down $1.9 million	Cost of deposits decreased 55 basis points from 12/31/19 to Q3-20. Anticipate deposit cost to remain stable for the balance of the year.
Net Interest Income	Down $3.8 million or 2.3%	Down $10.1 million	Expect a flat to slightly declining NIM for the balance of 2020 (PPP Loans and additional liquidity are expected to continue to impact the NIM for the balance of the year).
Trust Revenue	Up $102,000 or 1.4%	Down $509,000	Anticipate flat to slight decrease in Trust revenue due to pricing being based on market value.
Service Charges	Down $4.8 million or 35.7% *(Decrease was driven by lower transaction volume primarily related to COVID-19)*	Up $1.8 million	Anticipate flat to modest increase in service charge fee income on deposits and ODP fees (dependent on impact from COVID-19).
Mortgage Revenue	Up $7.4 million or 146.9% *(Increase was driven new mortgage loans and refinancing across the industry)*	Up $1.5 million	For Q4, expect a decrease as new loans and refinancing slows.
Debit and Credit Card fees	Up $82,000 or 1.0%	Up $854,000	Anticipate modest increase for the balance of the year.
Gain on Sale of Securities	Down $31.7 million	Up $21.9 million	Management will continue to look for opportunities to maximize the value of the investment portfolio.
Other income	Down $3.0 million *(Decrease was primarily driven by gain on sale of the South TX branches of $5.9 million in Q1 and gain on sale of Colorado branches of $2 million in Q2)*	Down $4.4 million	Management expects other income to modestly decrease due to lower income related to recoveries.

22

Category Q2 - 20 Linked Quarter Change Q3 - 20 Linked Quarter Change Management’s Outlook Provision Expense Down $1.2 million Up $1.1 million Provision expense expected to be impacted by changes of the following: 1. Loan Growth – expect flat to decreasing 2. Charge - off’s – if not specifically reserved 3. Moody’s Economic Scenario Forecast: Management’s weighting for Q3: • Moody’s S1: 16% • Moody’s Baseline: 66% • Moody’s S2: 18% Salaries and Employee Benefits Down $10.3 million or 15.1% 1) Employee benefits - $3.1 million decrease (payroll taxes, insurance utilization, and other employee benefits) 2) Salaries - $2.3 million decrease 3) Incentive based plans - $4.9 million decrease (executive, lender and retail incentive plans) Up $3.5 million Increase was driven by a lower Q2 - 20 base, due to mid - year accrual adjustments for benefits and incentive plans as of 6/30/20. Expect decrease in Salaries and Benefit Expense due to branch closures that occurred on 10/9/20. Occupancy Expense Down $293,000 or 3.1% Up $430,000 Expect decrease in Salaries and Benefit Expense due to branch closures that occurred on 10/9/20. Other Expense Down $642,000 Down $2.6 million Enhanced emphasis on efficiencies throughout the Company. We will continue to invest in our digital capacity. Non - interest Expense quarterly run - rate estimate for the balance of 2020 Anticipate approximately $115 - $118 million in Q4. Provision and Non - interest Expense 23

Branch Rightsizing Initiative 24 South Texas Branch Sale ▪ Announced on December 20, 2019 ▪ Closed on February 28, 2020 ▪ 5 Branches ▪ Deposits: $140 million ▪ Loans: $261 million ▪ Gain on sale: $5.9 million June 2020 Branch Closures ▪ 11 Branches closed on June 26, 2020 ▪ Estimated one - time charges of $1.9 million ▪ Estimated annual net savings $2.4 million ▪ Earn back period of less than 1 year Branch Sales Branch Closings Colorado Branch Sale ▪ Announced on February 10, 2020 ▪ Closed on May 15, 2020 ▪ 4 Branches ▪ Deposits: $63 million ▪ Loans: $121 million ▪ Gain on sale: $2.2 million October 2020 Branch Closures ▪ 23 Branches closed on October 9, 2020 ▪ Estimated one - time charges of $9.6 million ▪ Estimated annual net savings $6.7 million ▪ Earn back period of less than 1.4 years Landrum Branch Closures ▪ 6 Branches closed as part of the Landrum acquisition ▪ Branches closed prior to system conversion on February 14, 2020 Will continue to review other branch rightsizing opportunities

Adjusted for PPP Loans Including PPP Loans Excluding PPP Loans (1) Loan yield 4.54% 4.70% Core Loan Yield 4.29% 4.43% Allowance for credit losses to total loans 1.77% 1.90% Stockholders’ equity to total assets 13.72% 14.38% Tangible common equity to tangible assets 8.65% 9.09% Regulatory tier 1 leverage ratio 9.05% 9.49% Loans / Deposits 86% 80% 25 Key Ratios Adjusted for PPP Loans & Additional Liquidity (1) Figures excluding PPP loans are non - GAAP measurements. See Appendix for non - GAAP reconciliations. Net interest margin (FTE) was 3.21% for the quarter ended September 30, 2020, while the core net interest margin, which excludes the accretion, was 3.02% for the same period. The decrease in the net interest margin during the third quarter of 2020 was primarily driven by additional liquidity created in response to the COVID - 19 pandemic and the lower yielding PPP loans originated during the second and third quarters of 2020, which decreased the net interest margin by approximately 30 basis points.

(1) As of December 31, unless otherwise noted. (2) Efficiency ratio is core non - interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non - interest revenues, excluding gains and losses from securities transactions and non - core items, and is a non - GAAP measurement. See Appendix for non - GAAP reconciliations. Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trus t preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch right - sizing costs). Core figures are non - GAAP meas urements. See Appendix for non - GAAP reconciliations. 26 Performance Trends TOTAL ASSETS (1) ($ IN BILLIONS) EFFICIENCY RATIO (2) NON - INTEREST INCOME / REVENUE TOTAL LOANS & DEPOSITS (1) ($ IN BILLIONS) 33.3% 28.1% 20.7% 25.4% 29.7% 33.2% 27.5% 20.7% 25.4% 28.8% 15.0% 17.0% 19.0% 21.0% 23.0% 25.0% 27.0% 29.0% 31.0% 33.0% 35.0% 2016 2017 2018 2019 FY20 YTD GAAP Core 56.3% 55.3% 52.9% 50.3% 54.1% 30.0% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 2016 2017 2018 2019 FY20 YTD $5.6 $10.8 $11.7 $14.4 $14.0 $6.7 $11.1 $12.4 $16.1 $16.3 $3.0 $4.5 $6.0 $7.5 $9.0 $10.5 $12.0 $13.5 $15.0 $16.5 $18.0 2016 2017 2018 2019 Sep 30, '20 Loans Deposits $8.4 $15.1 $16.5 $21.3 $21.4 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 $17.0 $19.0 $21.0 $23.0 2016 2017 2018 2019 Sep 30, '20

Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trust preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch rig ht - sizing costs). Core figures, as well as figures based on tangible common equity (which excludes goodwill and other intangible assets), are non - GAAP measurements. See Appendix for non - GA AP reconciliations. 27 Performance Trends ROA ROTCE ROACE 1.25% 0.92% 1.37% 1.33% 1.25% 1.31% 1.18% 1.40% 1.51% 1.26% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 2016 2017 2018 2019 FY20 YTD GAAP Core 13.92% 11.26% 18.44% 17.99% 16.19% 14.56% 14.28% 18.81% 20.31% 16.22% 5.00% 7.00% 9.00% 11.00% 13.00% 15.00% 17.00% 19.00% 21.00% 23.00% 2016 2017 2018 2019 FY20 YTD ROTCE Core 8.75% 6.68% 10.00% 9.93% 9.27% 9.17% 8.56% 10.21% 11.25% 9.29% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 11.00% 12.00% 2016 2017 2018 2019 FY20 YTD ROACE Core

(1) LTM (Last Twelve Months) as of September 30, 2020 (2) Per share information has been adjusted to reflect the effects of the Company’s two - for - one stock split, which occurred on Febr uary 8, 2018. Note: Core figures exclude non - core income and expense items (e.g., early retirement program costs, gain on early retirement of trust preferred securities, gain on sale of branches, gain on sale of insurance lines of business, donation to the Simmons Foundation, one - time tax adjustment, merger related costs and branch right - sizing costs). Core figures, as well as figur es based on tangible common equity (which excludes goodwill and other intangible assets), are non - GAAP measurements. See Appendix for non - GAAP reconciliations. 28 Performance Trends DILUTED EPS (1)(2) NET INCOME ($ IN MILLIONS) (1) $97 $93 $216 $238 $255 $101 $119 $220 $270 $273 $50 $100 $150 $200 $250 $300 2016 2017 2018 2019 LTM GAAP Core $1.56 $1.33 $2.32 $2.41 $2.31 $1.64 $1.70 $2.37 $2.73 $2.49 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 2016 2017 2018 2019 LTM GAAP Core

CORPORATE PROFILE AND COMPANY HIGHLIGHTS 29

(1) Based on September 30, 2020 closing stock price of $15.86 and number of shares outstanding as of that date. (2) As of September 30, 2020. (3) Loan and deposit figures in billions. The balances include only those assigned to the division (The balances do not include o the r business units such as credit cards, equipment finance, energy, brokered and other). Company Profile FINANCIAL HIGHLIGHTS BY DIVISION (2)(3) TICKER: SFNC Founded Footprint Total Assets (2) Market Cap (1) 1903 $1.7 billion $21.4 billion 7 States 30 Division Geographic Footprint Branches Loans Deposits Arkansas Communities Arkansas smaller population markets 46 $1.4 $2.9 Central Arkansas Little Rock/North Little Rock/Benton/Bryant 20 $0.8 $1.4 Western Northwest Arkansas/Oklahoma/Kansas 37 $1.8 $2.5 Missouri Missouri/Illinois 67 $3.0 $3.9 Tennessee Tennessee 42 $1.5 $2.4 Texas Dallas/Fort Worth/North Texas 30 $3.7 $2.0 AR Community Central AR Western Texas Tennessee Missouri

31 2020 Strategy

As of and for the nine months ended September 30, 2020 32 Selected Business Units ▪ $173 million nationwide credit card portfolio ▪ Loan yield (including fees): 13.1% ▪ History of excellent credit quality (1.75% YTD net charge - off ratio) TRUST ▪ Total Assets: $5.9 billion – Managed Assets: $3.6 billion – Non - managed / Custodial Assets: $2.3 billion ▪ Profit Margin: 35.9% ▪ Growing investment management business ROYALTY TRUST ▪ Revenue: $1.6 million ▪ Profit Margin : 32.6% INVESTMENTS ▪ Beginning March 2019, retail investments services provided through networking arrangement with LPL Financial – LPL platform, among other things, provides customers with online self - service trade option – Retail Group: $1.55 billion AUM • $323 million in fee - based / advisory assets INSURANCE (EMPLOYEE BENEFITS & LIFE) ▪ Revenue: $910 thousand ▪ Profit Margin: 32% ▪ Mortgage Originations : $911 million ▪ 45% Purchase vs. 55% Refinance

33 Next Generation Bank Program WHY WHAT ▪ Allows better identification of opportunities for our customers and the ability to offer them proactively vs. waiting for our customer to ask for help ▪ Enhanced customer engagement and interaction across all channels, including digital ▪ Data will be more efficiently entered, accurate and accessible ▪ Many processes will be simplified and automated ▪ Intuitive access to information supporting quick, customer centric, profitable decisions ▪ Associates will have rewarding professional opportunities and internal support to grow along - side Simmons Bank ▪ Business - led, comprehensive IT initiative that is providing new systems and improved processes to help achieve Simmons’ position as a banking leader ▪ NGB will occur primarily during 2019 and 2020 EXPECTED BENEFITS ▪ To remain competitive, we must enhance what our current systems and processes can provide – to our customers and our associates COSTS ▪ Approximately $8 million of CapEx related to “NGB 2.0” in 2020 ▪ Approximately $9 million increase in 2020 IT OpEx compared to 2019 (full - year impact of NGB 1.0 and partial year of NGB 2.0)

(1) Purchase price and ratios as of closed date. Source: S&P Global Market Intelligence. (2) Metropolitan was acquired from Section 363 Bankruptcy. 34 Acquisitions Since 2013 2013 – 2014 Consolidated eight charters to one National to State Charter Conversion (Fed Member Bank) 2015 2016 2017 2019 $ IN MILLIONS SYSTEM TOTAL TRUST PURCHASE PRICE / BANK ANNOUNCED CLOSED CONVERSION ASSETS AUM PRICE⁽¹⁾ EARNINGS⁽¹⁾BOOK VALUE⁽¹⁾ TBV⁽¹⁾ Metropolitan National Bank⁽²⁾ Sep-13 Nov-13 Mar-14 920$ 370$ 54$ 12.5 x 88% 89% Delta Trust & Bank Mar-14 Aug-14 Oct-14 420 815 67 14.9 x 153% 157% First State Bank May-14 Feb-15 Sep-15 1,915 - 272 12.2 x 167% 170% Liberty Bank May-14 Feb-15 Apr-15 1,065 - 213 12.1 x 191% 198% Trust Company of the Ozarks Apr-15 Oct-15 Jan-16 15 1,000 24 NA NA NA Citizens National Bank May-16 Sep-16 Oct-16 585 200 82 18.0 x 130% 130% Hardeman County Investments Nov-16 May-17 Sep-17 462 - 71 17.4 x 138% 179% Southwest Bancorp, Inc (OKSB) Dec-16 Oct-17 May-18 2,468 - 532 24.7 x 180% 190% First Texas BHC, Inc. Jan-17 Oct-17 Feb-18 2,019 430 461 23.2 x 192% 228% Reliance Bancshares, Inc. Nov-18 Apr-19 Apr-19 1,534 - 166 NA 169% 169% The Landrum Company Jul-19 Oct-19 Feb-20 3,407 - 416 12.9 x 165% 165%

$0.14 $0.16 $0.18 $0.20 $0.22 $0.24 $0.27 $0.29 $0.31 $0.34 $0.37 $0.38 $0.38 $0.38 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.60 $0.64 $0.68 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 (1) Based on September 30, 2020 closing stock price of $15.86. (2) FY20 Q3 EPS of $0.60. (3) FY20 Q3 Core EPS of $0.63, excludes non - core income and expense items and is a non - GAAP measurement. See Appendix for non - GAAP r econciliations. Note: The future payment of dividends is not guaranteed and is subject to various factors, including approval by the Company’s boar d of directors. 35 111 Years of Consistent Dividend History PROJECTED 2020 CURRENT DIVIDEND YIELD⁽¹⁾ 4.3% FY20 Q3 DIVIDEND PAYOUT RATIO GAAP Earnings⁽²⁾ 28.3% Core Earnings⁽³⁾ 27.0%

(50.0%) (45.0%) (40.0%) (35.0%) (30.0%) (25.0%) (20.0%) (15.0%) (10.0%) (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% Dividend + Stock Appreciation (10/1/19 – 9/30/20) Note: Based on September 30, 2020 closing stock price of $15.86. Source: S&P Global Market Intelligence 36 1 Year Total Shareholder Return

(80.0%) (60.0%) (40.0%) (20.0%) 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 200.0% 220.0% 240.0% Dividend + Stock Appreciation (12/31/07 – 9/30/20) Note: Based on September 30, 2020 closing stock price of $15.86. Source: S&P Global Market Intelligence 37 Long - term Shareholder Return

Investment Profile

SFNC MARKET DATA AS OF SEPTEMBER 30, 2020		VALUATION & PER SHARE DATA	
Stock Price	$15.86	P / LTM EPS	6.9 x
52-Week High	$27.29	P / LTM Core EPS(1)	6.4 x
52-Week Low	$13.75	P / 2020 Consensus EPS(2)	8.2 x
Common Shares Out. (millions)	109	P / 2021 Consensus EPS (2)	9.2 x
Market Cap. (billions)	$1.7	P / Book Value	0.6 x
% Institutional Own.	71%	P / Tangible Book Value (3)	1.0 x

KROLL BOND RATING AGENCY (4)

SIMMONS FIRST NATIONAL CORPORATION	SENIOR UNSECURED DEBT	SUBORDINATED DEBT	SHORT-TERM DEBT
	BBB+	BBB	K2

SIMMONS BANK	DEPOSIT	SENIOR UNSECURED DEBT	SUBORDINATED DEBT	SHORT-TERM DEPOSIT	SHORT-TERM DEBT
	A-	A-	BBB+	K2	K2

Source: S&P Global Market Intelligence

(1) LTM Core EPS excludes non-core income and expense items and is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

(2) Based upon the Company's average six analyst consensus EPS of $1.93 for 2020 and $1.73 for 2021.

(3) Tangible book value (which excludes goodwill and other intangible assets) is a non-GAAP measurement. See Appendix for non-GAAP reconciliations.

(4) The ratings provided by KBRA are subject to revision or withdrawal by KBRA at any time and are not recommendations to buy, sell or hold these securities. Each rating should be evaluated independently of any other rating.

38

BRANDING PARTNERSHIPS 39

Simmons Bank Open, Team Simmons & Additional PGA Activation 40 A marquee showcase event, Simmons Bank Open, in Nashville, Tennessee. Tournament week includes substantial branding, Pro - Am outings and hospitality. Team Simmons Bank is comprised of four Korn Ferry tour golfers. Braden Thornberry of Memphis, Tennessee; Dawson Armstrong of Nashville, Tennessee; Kevin Dougherty and Will Zalatoris , both of Dallas, Texas. Our agreement includes branding and client engagement events. Additional Korn Ferry Tour and PGA TOUR hospitality tournament activations throughout the year.

41 St. Louis Blues |St. Louis, Missouri Our St. Louis market is excited to be a sponsor of the 2019 Stanley Cup champions, the St. Louis Blues hockey team, during th e 2 019 - 2020 season. As a part of the sponsorship, Simmons Bank signage is featured throughout Enterprise Center during hockey games, as well as concerts and other events held at the venue. With our expanded presence in the St. Louis market, we think this sponsorship is a wonderful avenue for us to further the Sim mon s Bank brand within the community. The team’s recent championship win only adds to the value of this sponsorship.

Dickies Arena: Simmons Bank Plaza & Pavilion | Fort Worth, Texas In October 2019, Simmons Bank became the naming rights holder to the Simmons Bank Plaza and Simmons Bank Pavilion at the newl y constructed Dickies Arena, a 14,000 - seat, multi - purpose venue in Fort Worth, Texas. The Simmons Bank Plaza is an over 200,000 - square - foot outdoor entertainment hub where fan festivals, outdoor concerts, pre - and post - show events, and more are held. The Simmons Bank Pavilion is an indoor facility adjacent to the Plaza that hosts corporate and civic events. Simmons became the official banking partner for Dickies Arena and a major sponsor of the Fort Worth Stock Show & Rodeo, the o lde st continuously running livestock show and rodeo, held annually since 1896. The Stock Show provides millions of dollars in grant s a nd scholarships to support future leaders in agriculture and livestock management. 42

43 Discovery Park: Exhibit & Simmons Bank Ag Center | Union City, Tennessee In December 2019, Simmons Bank was announced as a major sponsor and partner for Discovery Park of America’s permanent exhibit , “ AgriCulture : Innovating for Our Survival.” The exhibit is scheduled to open in fall 2020 in a 8,900 - square - foot building to be named the Simmons Bank Ag Center. Discovery Park of America is a world - class museum and 50 - acre heritage park located in Union City, Tennessee, founded with a vis ion to support farmers and inspire the imaginations of children and adults. With our deep roots in the west Tennessee, Arkansas Delta and a heritage of serving farmers for more than 100 years, Simmons Ban k is honored to help bring this initiative to life.

44 Simmons Bank Field | Pine Bluff, Arkansas In 2018, Simmons announced a $2.5 million gift to the University of Arkansas at Pine Bluff (UAPB) to fund athletics upgrades. Ad ding to our legacy of investing in our hometown and headquarters in Pine Bluff, Arkansas, the gift is the largest in UAPB history and fu nded a new football stadium scoreboard and 90,000 - square - foot IRONTURF field, along with the completion of the baseball pavilion at the Torii Hunter Baseball and Softball Complex.

45 Simmons Bank Arena | North Little Rock, Arkansas In October 2019, Simmons acquired naming rights to Simmons Bank Arena in North Little Rock, Arkansas. The arena is a beacon f or economic vitality and culture in our home state, all while being a destination for nearly 500,000 annual visitors. Simmons Ba nk Arena is ranked #39 in the United States in ticket sales according to Pollstar . Additional sponsorship rights include two suites used for business development, early access ticket sales and a Simmons customer entrance.

46 Simmons Tower | Little Rock, Arkansas At 42 stories and the tallest building in Arkansas, we have a multi - year arrangement with the building’s owner for the tower sig nage and we continue to operate a branch bank in the lobby. Coupled with our River Market building and Simmons Bank Arena signage we effectively created a highly visible brand in downtown Little Rock.

47 River Market Building | Little Rock, Arkansas We were pleased to acquire this beautiful building in the heart of the vibrant city of Little Rock and make it a regional hub ju st an hour from our corporate headquarters in Pine Bluff. We continue to increase our banking operations in new areas of the country, and while we’re now i n s even states, many of our centralized services remain in Arkansas, where we were founded. Amenities of a secured parking deck, wellness center, café providing multiple meal options for breakfast and lunch, and our b eau tiful park get the attention of potential associates and help solidify relationships with existing associates. The building’s location is also convenient to ent ertainment and dining venues, nearby hotels and a short commute to the airport. We wrapped the exterior of the building in 3,000 feet of LED lights. With more than 16 - million color combinations and the abilit y to program them every five inches, these lights can create dynamic color - changing effects, and they are environmentally friendly and energy efficient. We h ave used the lights to support causes such as Breast Cancer Awareness and Prostate Cancer Awareness, as well as celebrating various holidays, including the 4 th of July, Christmas, Valentine’s Day and more.

APPENDIX 48

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q2 2020	Q3 2020	YTD 2019	YTD 2020	LTM
Calculation of Core Earnings									
Net Income	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 58,789	$ 65,885	$ 185,119	$ 201,897	$ 254,606
Non-core items									
Gain on sale of banking operations	-	-	-	-	(2,204)	-	-	(8,093)	(8,093)
Gain from early retirement of TRUPS	(594)	-	-	-	-	-	-	-	-
Gain on sale of P&C insurance business	-	(3,708)	-	-	-	-	-	-	-
Donation to Simmons Foundation	-	5,000	-	-	-	-	-	-	-
Merger related costs	4,835	21,923	4,777	36,379	1,830	902	11,548	3,800	28,631
Early Retirement Program	-	-	-	3,464	493	2,346	3,464	2,839	2,839
Branch right sizing	3,359	169	1,341	3,129	1,721	72	3,092	2,031	2,068
Tax Effect[1]	(2,981)	(8,746)	(1,598)	(11,234)	(482)	(867)	(4,731)	(151)	(6,654)
Net non-core items (before SAB 118 adjustment)	4,619	14,638	4,520	31,738	1,358	2,453	13,373	426	18,791
SAB 118 adjustment[2]	-	11,471	-	-	-	-	-	-	-
Core earnings (non-GAAP)	$ 101,409	$ 119,049	$ 220,233	$ 269,566	$ 60,147	$ 68,338	$ 198,492	$ 202,323	$ 273,397

(1) Effective tax rate of 26.135% for 2018 - 2020 and 39.225% for prior periods, adjusted for non-deductible merger-related costs and deferred tax items on P&C insurance sale.

(2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax.

49

(1) Effective tax rate of 26.135% for 2018 - 2020 and 39.225% for prior periods, adjusted for non - deductible merger - related costs a nd deferred tax items on P&C insurance sale. (2) Tax adjustment to revalue deferred tax assets and liabilities to account for the future impact of lower corporate tax. 50 Non - GAAP Reconciliations Q2 Q3 YTD YTD $ per Share 2016 2017 2018 2019 2020 2020 2019 2020 LTM Calculation of Diluted Earnings per Share (EPS) Diluted earnings per share 1.56$ 1.33$ 2.32$ 2.41$ 0.54$ 0.60$ 1.94$ 1.83$ 2.31$ Non-core items Gain on sale of banking operations - - - - (0.02) - - (0.07) (0.07) Gain from early retirement of TRUPS (0.01) - - - - - - - - Gain on sale of P&C insurance business - (0.04) - - - - - - - Donation to Simmons Foundation - 0.07 - - - - - - Merger related costs 0.08 0.31 0.05 0.37 0.02 0.01 0.12 0.03 0.27 Early Retirement Program - - - 0.03 - 0.02 0.04 0.02 0.02 Branch right sizing 0.06 - 0.02 0.03 0.02 - 0.03 0.02 0.02 Tax effect⁽¹⁾ (0.05) (0.13) (0.02) (0.11) (0.01) - (0.05) - (0.06) Net non-core items (before SAB 118 adjustment) 0.08 0.21 0.05 0.32 0.01 0.03 0.14 (0.00) 0.18 SAB 118 adjustment⁽²⁾ - 0.16 - - - - - - - Diluted core earnings per share (non-GAAP) 1.64$ 1.70$ 2.37$ 2.73$ 0.55$ 0.63$ 2.08$ 1.83$ 2.49$

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q2 2020	Q3 2020	YTD 2019	YTD 2020
Calculation of Core Return on Average Assets								
Net income available to common stockholders	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 58,789	$ 65,885	$ 185,119	$ 201,897
Net non-core items, net of taxes, adjustment (non-GAAP)	4,619	26,109	4,520	31,738	1,358	2,453	13,373	426
Core earnings (non-GAAP)	$ 101,409	$ 119,049	$ 220,233	$ 269,566	$ 60,147	$ 68,338	$ 198,492	$ 202,323
Average total assets	$ 7,760,233	$ 10,074,951	$ 15,771,362	$ 17,871,748	$ 21,822,273	$ 21,765,321	$ 17,140,419	$ 21,503,564
Return on average assets	1.25%	0.92%	1.37%	1.33%	1.08%	1.20%	1.44%	1.25%
Core return on average assets (non-GAAP)	1.31%	1.18%	1.40%	1.51%	1.11%	1.25%	1.55%	1.26%
Calculation of Return on Tangible Common Equity								
Net income available to common stockholders	$ 96,790	$ 92,940	$ 215,713	$ 237,828	$ 58,789	$ 65,885	$ 185,119	$ 201,897
Amortization of intangibles, net of taxes	3,611	4,659	8,132	8,720	2,489	2,483	6,304	7,493
Total income available to common stockholders (non-GAAP)	$ 100,401	$ 97,599	$ 223,845	$ 246,548	$ 61,278	$ 68,368	$ 191,423	$ 209,390
Net non-core items, net of taxes (non-GAAP)	4,619	26,109	4,520	31,738	1,358	2,453	13,373	426
Core earnings (non-GAAP)	101,409	119,049	220,233	269,566	60,147	68,338	198,492	202,323
Amortization of intangibles, net of taxes	3,611	4,659	8,132	8,720	2,489	2,483	6,304	7,493
Total core income available to common stockholders (non-GAAP)	$ 105,020	$ 123,708	$ 228,365	$ 278,286	$ 62,636	$ 70,821	$ 204,796	$ 209,816
Average common stockholders' equity	$ 1,105,775	$ 1,390,815	$ 2,157,097	$ 2,396,024	$ 2,879,337	$ 2,942,045	$ 2,323,530	$ 2,910,366
Average intangible assets:								
Goodwill	(332,974)	(455,453)	(845,308)	(921,635)	(1,064,955)	(1,064,893)	(896,236)	(1,061,793)
Other intangibles	(51,710)	(68,896)	(97,820)	(104,000)	(120,111)	(116,385)	(99,178)	(120,731)
Total average intangibles	(384,684)	(524,349)	(943,128)	(1,025,635)	(1,185,066)	(1,181,278)	(995,414)	(1,182,524)
Average tangible common stockholders' equity (non-GAAP)	$ 721,091	$ 866,466	$ 1,213,969	$ 1,370,389	$ 1,694,271	$ 1,760,767	$ 1,328,116	$ 1,727,842
Return on average common equity	8.75%	6.68%	10.00%	9.93%	8.21%	8.91%	10.65%	9.27%
Return on tangible common equity (non-GAAP)	13.92%	11.26%	18.44%	17.99%	14.55%	15.45%	19.27%	16.19%
Core return on average common equity (non-GAAP)	9.17%	8.56%	10.21%	11.25%	8.40%	9.24%	11.42%	9.29%
Core return on tangible common equity (non-GAAP)	14.56%	14.28%	18.81%	20.31%	14.87%	16.00%	20.62%	16.22%

51

52 Non - GAAP Reconciliations YTD $ in thousands 2016 2017 2018 2019 2020 Calculation of Non-interest Income to Revenue Net Interest Income 279,206$ 354,930$ 552,552$ 601,753$ 484,774$ Non-interest income 139,382 138,765 143,896 205,031 204,472 Total Revenue (GAAP) 418,588$ 493,695$ 696,448$ 806,784$ 689,246$ Non-interest Income (GAAP) 139,382$ 138,765$ 143,896$ 205,031$ 204,472$ Non-core Items (non-GAAP) (835) (3,972) - - (8,463) Core Non-interest Income (non-GAAP) 138,547$ 134,793$ 143,896$ 205,031$ 196,009$ Net Interest Income 279,206$ 354,930$ 552,552$ 601,753$ 484,774$ Core Non-interest Income (non-GAAP) 138,547 134,793 143,896 205,031 196,009 Core Total Revenue (non-GAAP) 417,753$ 489,723$ 696,448$ 806,784$ 680,783$ Non-interest Income / Revenue (GAAP) 33.3% 28.1% 20.7% 25.4% 29.7% Core Non-interest Income / Revenue (non-GAAP) 33.2% 27.5% 20.7% 25.4% 28.8%

Non-GAAP Reconciliations

$ in thousands	2016	2017	2018	2019	Q2 2020	Q3 2020	YTD 2019	YTD 2020
Calculation of Efficiency Ratio								
Non-interest expense	$ 255,085	$ 312,379	$ 392,229	$ 461,112	$ 117,598	$ 118,949	$ 319,017	$ 365,360
Non-core non-interest expense adjustment	(8,435)	(27,357)	(6,118)	(42,972)	(4,044)	(3,690)	(18,104)	(9,040)
Other real estate and foreclosure expense adjustment	(4,389)	(3,042)	(4,240)	(3,282)	(242)	(600)	(2,219)	(1,161)
Amortization of intangibles adjustment	(5,942)	(7,666)	(11,009)	(11,805)	(3,369)	(3,362)	(8,535)	(10,144)
Efficiency ratio numerator	$ 236,319	$ 274,314	$ 370,862	$ 403,053	$ 109,943	$ 111,297	$ 290,159	$ 345,015
Net-interest income	$ 279,206	$ 354,930	$ 552,552	$ 605,275	$ 163,681	$ 153,610	$ 434,687	$ 484,774
Non-interest income	139,382	138,765	143,896	201,509	50,227	71,851	159,401	204,472
Non-core non-interest income adjustment	(835)	(3,972)	-	-	(2,204)	(370)	-	(8,463)
Fully tax-equivalent adjustment[1]	7,722	7,723	5,297	7,322	2,350	2,864	5,150	7,519
(Gain) loss on sale of securities	(5,848)	(1,059)	(61)	(13,314)	(390)	(22,305)	(12,937)	(54,790)
Efficiency ratio denominator	$ 419,627	$ 496,387	$ 701,684	$ 800,792	$ 213,664	$ 205,650	$ 586,301	$ 633,512
Efficiency ratio[2]	56.32%	55.27%	52.85%	50.33%	51.46%	54.12%	49.49%	54.46%

(1) Effective tax rate of 26.135%

(2) Efficiency ratio is core non-interest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

53

Non-GAAP Reconciliations

$ in thousands, except per share and share count	2016	2017	2018	2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	YTD 2019	YTD 2020
Calculation of Core Net Interest Margin											
Net interest income	$ 279,206	$ 354,930	$ 552,552	$ 601,753	$ 149,264	$ 167,066	$ 167,483	$ 163,681	$ 153,610	$ 434,687	$ 484,774
Fully tax-equivalent adjustment	7,722	7,723	5,297	7,322	1,843	2,172	2,305	2,350	2,864	5,150	7,519
Fully tax-equivalent net interest income	286,928	362,653	557,849	612,597	151,107	169,238	169,788	166,031	156,474	439,837	492,293
Total accretable yield	(24,257)	(27,793)	(35,263)	(41,244)	(9,322)	(15,100)	(11,837)	(11,723)	(8,948)	(26,144)	(32,508)
Core net interest income (non-GAAP)	$ 262,671	$ 334,860	$ 522,586	$ 571,353	$ 141,785	$ 154,138	$ 157,951	$ 154,308	$ 147,526	$ 413,693	$ 459,785
PPP loan and excess liquidity interest income (non-GAAP)								(5,623)	(6,131)		
Net interest income adjusted for PPP loans and liquidity (non-GAAP)								$ 160,408	$ 150,343		
Average earning assets	$ 6,855,322	$ 8,908,418	$ 14,036,614	$ 15,824,571	15,680,665	17,753,004	18,581,491	$ 19,517,475	$ 19,415,314	$ 15,174,671	$ 19,172,318
Average PPP loan balance and excess liquidty								(2,071,411)	(2,359,928)		
Average earning assets adjusted for PPL loans and liquidity (non-GAAP)								$ 17,446,064	$ 17,055,386		
Net interest margin	4.19%	4.07%	3.97%	3.85%	3.82%	3.78%	3.68%	3.42%	3.21%	3.88%	3.43%
Core net interest margin (non-GAAP)	3.83%	3.76%	3.72%	3.59%	3.59%	3.44%	3.42%	3.18%	3.02%	3.64%	3.20%
Net interest margin adjusted for PPP loans and liquidity (non-GAAP)								3.70%	3.51%		

54

55 Non - GAAP Reconciliations Q3 $ in thousands, except per share and share count 2016 2017 2018 2019 2020 Calculation of Book Value and Tangible Book Value per Share Total common stockholders' equity 1,151,111$ 2,084,564$ 2,246,434$ 2,988,157$ 2,941,474$ Intangible assets: Goodwill (348,505) (842,651) (845,687) (1,055,520) (1,075,305) Other intangible assets (52,959) (106,071) (91,334) (127,340) (114,460) Total intangibles (401,464) (948,722) (937,021) (1,182,860) (1,189,765) Tangible common stockholders' equity (non-GAAP) 749,647$ 1,135,842$ 1,309,413$ 1,805,297$ 1,751,709$ Shares of common stock outstanding 62,555,446 92,029,118 92,347,643 113,628,601 109,023,781 Book value per common share 18.40$ 22.65$ 24.33$ 26.30$ 26.98$ Tangible book value per common share (non-GAAP) 11.98$ 12.34$ 14.18$ 15.89$ 16.07$ Stock Price as of September 30, 2020 15.86$ Price / Book Value per Share 0.59 x Price / Tangible Book Value per Share (non-GAAP) 0.99 x

Non-GAAP Reconciliations

$ in thousands	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Calculation of Core Loan Yield						
Loan interest income (FTE)	$ 178,122	$ 179,971	$ 193,402	$ 187,566	$ 177,168	$ 163,379
Total accretable yield	(10,162)	(9,322)	(15,100)	(11,837)	(11,723)	(8,948)
Core loan interest income (non-GAAP)	167,960	170,649	178,302	175,729	165,445	154,431
PPP loan interest income					(3,733)	(5,762)
Core loan interest income without PPP loans (non-GAAP)					161,712	148,669
Average loan balance	12,814,386	13,053,540	14,144,703	14,548,853	14,731,306	14,315,014
Average PPP loan balance (non-GAAP)					(645,172)	(967,152)
Core loan interest income without PPP loans (non-GAAP)					14,086,134	13,347,862
Core loan yield (non-GAAP)	5.26%	5.19%	5.00%	4.86%	4.52%	4.29%
Core loan yield without PPP loans (non-GAAP)					4.62%	4.43%
Calculation of Loan Yield Adjusted for PPP Loans						
Loan interest income (FTE)						$ 163,379
PPP loan interest income						(5,782)
Loan interest income without PPP loans						$ 157,597
Average loan balance						$ 14,315,014
Average PPP loan balance						(967,152)
Average loan balance without PPP loans						$ 13,347,862
Loan yield						4.54%
Loan yield without PPP loans						4.70%
Calculation of Loans to Deposits without PPP Loans						
Loans						$ 14,017,442
PPP loans						(970,488)
Loans less PPP Loans						$ 13,046,954
Deposits						$ 16,246,647
Loans to Deposits						86.28%
Loans without PPP Loans to Deposits						80.31%

56

Non - GAAP Reconciliations 57 Q3 Q4 Q1 Q2 Q3 $ in thousands 2019 2019 2020 2020 2020 Calculation of Tangible Common Equity to Tangible Assets Total stockholders' equity 2,547,071$ 2,988,924$ 2,845,400$ 2,904,703$ 2,942,241$ Preferred stock - (767) (767) (767) (767) Total common stockholders' equity 2,547,071 2,988,157 2,844,633 2,903,936 2,941,474 Intangible assets: Goodwill (926,648) (1,055,520) (1,064,978) (1,064,765) (1,075,305) Other intangible assets (101,149) (127,340) (121,673) (117,823) (114,460) Total intangibles (1,027,797) (1,182,860) (1,186,651) (1,182,588) (1,189,765) Tangible common stockholders' equity (non-GAAP) 1,519,274$ 1,805,297$ 1,657,982$ 1,721,348$ 1,751,709$ Total assets 17,758,511 21,259,143 20,841,352 21,903,684 21,437,395 Intangible assets: Goodwill (926,648) (1,055,520) (1,064,978) (1,064,765) (1,075,305) Other intangible assets (101,149) (127,340) (121,673) (117,823) (114,460) Total intangibles (1,027,797) (1,182,860) (1,186,651) (1,182,588) (1,189,765) Tangible assets (non-GAAP) 16,730,714$ 20,076,283$ 19,654,701$ 20,721,096$ 20,247,630$ Paycheck protection program ("PPP") loans (963,712) (970,488) Total assets less PPP loans (non-GAAP) 20,939,972$ 20,466,907$ Tangible assets less PPP loans (non-GAAP) 19,757,384$ 19,277,142$ Ratio of equity to assets 14.34% 14.06% 13.65% 13.26% 13.72% Ratio of equity to assets less PPP loans (non-GAAP) 13.87% 14.38% Ratio of tangible common equity to tangible assets (non-GAAP) 9.08% 8.99% 8.44% 8.31% 8.65% Ratio of tangible common equity to tangible assets less PPP loans (non-GAAP) 8.71% 9.09%

Non - GAAP Reconciliations 58 Q3 $ in thousands 2020 Calculation of ACL / Loans (exluding PPP Loans) Total loans 14,017,442$ Allowance for credit losses on loans 248,251 ACL / Loans 1.77% Total loans 14,017,442$ PPP Loans 970,488 Total loans, excluding PPP Loans (non-GAAP) 13,046,954 Allowance for credit losses on loans 248,251 ACL / Loans (excluding PPP Loans) (non-GAAP) 1.90%

Non - GAAP Reconciliations 59 Q3 $ in thousands 2020 Calculation of Regulatory Tier 1 Leverage Ratio Less Average PPP Loans Total Tier 1 capital 1,868,173$ Adjusted average assets for leverage ratio 20,652,454$ Average PPP loans (967,152) Adjusted average assets less average PPP loans (non-GAAP) 19,685,302$ Tier 1 leverage ratio 9.05% Tier 1 leverage ratio less average PPP loans (non-GAAP) 9.49%